Exhibit 99.3
CONFIRMATION

To	Triad Automobile Receivables Trust 2007-B
c/o Wilmington Trust Company
1100 N. Market Street
Wilmington, DE 19890
Attention: Corporate Trust Administration

Copy	Triad Financial Corporation
7711 Center Avenue, Suite 100
Huntington Beach, CA 92647
Tel: (714) 373-8300
Fax: (714) 894-8617
Attention: Chief Financial Officer

From	Citibank, N.A.
Confirmations Unit
333 West 34th, 2nd Floor
New York, NY 10001
Tel: (212) 615-8981
Fax: (212) 615-8985

Our ref	M076791A

Date	November 21, 2007

Subject	Swap Transaction: Confirmation of primary swap relating to the Class A-3b Notes
The purpose of this communication is to set forth the terms and conditions of the above referenced transaction entered into on the Trade Date specified below (the Transaction) between Citibank, N.A.(Citibank) and Triad Automobile Receivables Trust 2007-B (Counterparty). This communication constitutes a Confirmation as referred to in the Swap Agreement specified below.
1.	This Confirmation is subject to, and incorporates, the 2006 ISDA Definitions (the Definitions), published by the International Swaps and Derivatives Association, Inc. This Confirmation supplements, forms a part of and is subject to the ISDA Master Agreement (including the Schedule and Credit Support Annex thereto) dated as of November 21, 2007, as amended and supplemented from time to time (the Swap Agreement) between Citibank and Counterparty. All provisions contained in, or incorporated by reference to, the Swap Agreement shall govern this Confirmation except as expressly modified below. In the event of any inconsistency between this Confirmation, the Definitions, or the Swap Agreement, as

the case may be, this Confirmation will control for purposes of the Transaction to which this Confirmation relates. Terms not otherwise defined herein or in the Definitions shall have the respective meanings set forth in the Sale and Servicing Agreement and/or the Indenture (as such terms are defined in the Swap Agreement).

2.	The terms of the particular Transaction to which this Confirmation relates are as follows:

Type of Transaction:	Interest Rate Swap.

Notional Amount:	USD 72,000,000 with respect to the initial Calculation Period. The Notional Amount with respect to each Calculation Period thereafter shall be equal to the Outstanding Amount (as defined in the Indenture) of the Class A-3b Notes as of the close of business on the Distribution Date at the beginning of the relevant Calculation Period (after giving effect to any distributions of principal on such date).

Trade Date:	November 16, 2007

Effective Date:	November 21, 2007

Termination Date:	The earlier of the close of business on (i) October 12, 2012 and (ii) the Fixed Rate Payer Payment Date on which the Notional Amount is reduced to zero, in each case subject to adjustment in accordance with the Following Business Day Convention

Fixed Amounts:

Fixed Rate Payer:	Counterparty

Fixed Rate Payer Payment Dates:	The 12th day of each calendar month, commencing with and including December 12, 2007 and ending on and including the Termination Date, subject to adjustment in accordance with the Following Business Day Convention

Fixed Rate:	4.37 per cent. per annum

Fixed Rate Day Count Fraction:	Actual/360

Fixed Rate Period End Dates:	The 12th day of each calendar month, commencing with and including December 12, 2007 and ending on and including the Termination Date, subject to adjustment in accordance with the Following Business Day Convention

Floating Rate Amounts:

Floating Rate Payer:	Citibank

Floating Rate Payer Payment Dates:	Each Fixed Rate Payer Payment Date

	Floating Rate Option:	LIBOR (as defined below)

	Floating Rate Designated Maturity:	One month

	Floating Rate Spread:	Plus 0 basis points

	Floating Rate Reset Dates:	The first day of each Calculation Period

	Floating Rate Day Count Fraction:	Actual/360

	Floating Rate Period End Dates:	Adjusted in accordance with the Following Business Day Convention

	Compounding:	Inapplicable

	Business Days:	New York, Delaware and California

	Calculation Agent:	Citibank

3.	Additional Provisions:	None

4.	Offices:	(a) The Office of Citibank for this Transaction is 333 West 34th, 2nd Floor, New York, NY 10001.

(b) The Office of Counterparty for this Transaction is c/o Wilmington Trust Company, 1100 N. Market Street, Wilmington, Delaware 19890.

5.	Counterparty hereby agrees (a) to check this Confirmation (Reference No.: M076791A) carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing correctly sets forth the terms of the agreement between Citibank and Counterparty with respect to the particular Transaction to which this Confirmation relates, by manually signing this Confirmation and providing the other information requested herein and immediately returning an executed copy to Citibank at facsimile number (212) 615-8985.

6.	Additional Definitions

Depositor means Triad Financial Special Purpose LLC or any successor thereto.

Indenture means the certain indenture dated as of November 21, 2007, between Triad Automobile Receivables Trust 2007-B and Citibank, N.A., not in its individual capacity but as indenture trustee (the Indenture Trustee).

LIBOR means the rate for deposits in U.S. Dollars for a period of one month which appears on Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, as reported by Bloomberg Financial Markets Commodities News, on the day that is two LIBOR Business Days prior to each Reset Date or, in the case of the initial Calculation Period, on the day that is two LIBOR Business Days prior to the Effective Date. If that rate does not appear on Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, as reported by Bloomberg Financial Markets Commodities News or any other page as may replace that page on Bloomberg Financial Markets Commodities News, or if that service is no longer offered on Bloomberg Financial Markets Commodities News, any other service for displaying LIBOR or comparable rates as may be selected by the Indenture Trustee after consultation with the Depositor, then LIBOR will be the Reference Bank Rate.

LIBOR Business Day means any day other than a Saturday, Sunday or any other day on which banks in London are required or authorized to be closed.

Reference Bank Rate means, for any Calculation Period, a rate determined on the basis of the rates at which deposits in U.S. dollars are offered by reference banks as of 11:00 a.m., London time, on the day that is two LIBOR Business Days prior to the first day of such Calculation Period to prime banks in the London interbank market for a period of one month, in amounts approximately equal to the Notional Amount. The reference banks will be four major banks that are engaged in transactions in the London interbank market, selected by the Indenture Trustee after consultation with the Depositor. The Indenture Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations, rounded upwards to the nearest one-sixteenth of one percent. If on that date fewer than two quotations are provided as requested, the rate will be the arithmetic mean, rounded upwards to the nearest one-sixteenth of one percent, of the rates quoted by one or more major banks in New York City, selected by the Indenture Trustee after consultation with the Depositor, as of 11:00 a.m., New York City time, on that date to leading European banks for U.S. dollar deposits for a period of one month in amounts approximately equal to the Notional Amount. If no quotation can be obtained, then LIBOR will be the rate from the prior Reset Date.

CITIBANK, N.A.
By:	/s/ Frank A. Licciardello
Name:	Frank A. Licciardello
Title:	Authorized Signatory

Agreed and accepted as of the date first written above:
TRIAD AUTOMOBILE RECEIVABLES TRUST 2007-B

By:	Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee

By:	/s/ Erwin M. Soriano
Name:	Erwin M. Soriano
Title:	Assistant Vice President

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